Exhibit 10

                          SECURITIES PURCHASE AGREEMENT

                                     between

                           PHS GROUP INC., as Borrower

                     SYNERGY BRANDS INC., as Parent Company

                      LLOYD I. MILLER, III, as a Purchaser

                                       and

                          MILFAM I L.P., as a Purchaser



                          Dated as of January 19, 2007


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                                TABLE OF CONTENTS


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

ARTICLE I PURCHASE AND SALE OF SECURITIES...........................................................- 2 -

         SECTION 1.01.     The Secured Notes........................................................- 2 -

         SECTION 1.02.     The Common Stock.........................................................- 2 -

         SECTION 1.03.     Purchase and Sale of the Securities......................................- 2 -

         SECTION 1.04.     Payments and Endorsements................................................- 3 -

         SECTION 1.05.     Interest Rate for Secured Note; Payment of Principal for Secured Note....- 3 -

         SECTION 1.06.     Prepayment of Secured Notes..............................................- 3 -

         SECTION 1.07.     Payment on Non-Business Days.............................................- 4 -

         SECTION 1.08.     Registration of Secured Notes............................................- 4 -

         SECTION 1.09.     Transfer and Exchange of Secured Notes...................................- 5 -

         SECTION 1.10.     Replacement of Secured Note..............................................- 5 -

         SECTION 1.11.     Events of Default........................................................- 5 -

         SECTION 1.12.     Cancellation of Warrants.................................................- 7 -

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE BORROWER...........................................- 8 -

         SECTION 2.01.     Organization, Qualifications and Corporate Power.........................- 8 -

         SECTION 2.02.     Authorization of Agreements, Etc.........................................- 8 -

         SECTION 2.03.     Validity.................................................................- 9 -

         SECTION 2.04.     Authorized Capital Stock.................................................- 9 -

         SECTION 2.05.     SEC Filings, Other Filings and Regulatory Compliance.....................- 9 -

         SECTION 2.06.     Listing.................................................................- 10 -

         SECTION 2.07.     Governmental Approvals..................................................- 10 -

         SECTION 2.08.     Offering of the Securities..............................................- 10 -

         SECTION 2.09.     No Integrated Offering..................................................- 10 -

         SECTION 2.10.     Material Changes........................................................- 11 -

         SECTION 2.11.     Litigation..............................................................- 11 -

         SECTION 2.12.     Ownership of Property; Liens............................................- 12 -

         SECTION 2.13.     Intellectual Property Rights............................................- 12 -

         SECTION 2.14.     Insurance...............................................................- 12 -

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

         SECTION 2.15.     Compliance with Other Instruments.......................................- 12 -

         SECTION 2.16.     Tax Returns and Payments................................................- 13 -

         SECTION 2.17.     Environmental and Safety Laws...........................................- 13 -

         SECTION 2.18.     ERISA...................................................................- 13 -

         SECTION 2.19.     Brokers.................................................................- 13 -

         SECTION 2.20.     Labor Relations.........................................................- 14 -

         SECTION 2.21.     Customers...............................................................- 14 -

         SECTION 2.22.     Solvency................................................................- 14 -

         SECTION 2.23.     Representations Complete................................................- 14 -

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.......................................- 14 -

         SECTION 3.01.     Requisite Power and Authority...........................................- 14 -

         SECTION 3.02.     Investment Representations..............................................- 15 -

         SECTION 3.03.     Purchaser Bears Economic Risk...........................................- 15 -

         SECTION 3.04.     Acquisition for Own Account.............................................- 15 -

         SECTION 3.05.     Purchaser Can Protect Its Interest......................................- 15 -

         SECTION 3.06.     Accredited Investor.....................................................- 15 -

         SECTION 3.07.     Legends.................................................................- 15 -

ARTICLE IV CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.........................................- 16 -

         SECTION 4.01.     Security, Pledge and Guaranty Agreement.................................- 16 -

         SECTION 4.02.     Subordination Agreement.................................................- 16 -

         SECTION 4.03.     Legal Opinion...........................................................- 16 -

         SECTION 4.04.     Representations and Warranties to be True and Correct...................- 16 -

         SECTION 4.05.     Performance.............................................................- 17 -

         SECTION 4.06.     All Proceedings to be Satisfactory......................................- 17 -

         SECTION 4.07.     Borrowing Base Certificate..............................................- 17 -

         SECTION 4.08.     Consent and Waiver......................................................- 17 -

         SECTION 4.09.     Control Agreement.......................................................- 17 -

         SECTION 4.10.     Supporting Documents....................................................- 17 -

ARTICLE V COVENANTS OF THE BORROWER AND THE PARENT COMPANY.........................................- 18 -

         SECTION 5.01.     Financial Statements, Reports, Etc......................................- 18 -

         SECTION 5.02.     Corporate Existence; Maintenance of Business............................- 19 -

         SECTION 5.03.     Listing.................................................................- 19 -

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
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

         SECTION 5.04.     Properties, Insurance...................................................- 19 -

         SECTION 5.05.     Use of Proceeds.........................................................- 19 -

         SECTION 5.06.     Compliance with Laws....................................................- 20 -

         SECTION 5.07.     Keeping of Records and Books of Account.................................- 20 -

         SECTION 5.08.     Dividends and Certain Other Restricted Payments.........................- 20 -

         SECTION 5.09.     Capital Expenditures....................................................- 20 -

         SECTION 5.10.     Mergers, Consolidations and Asset Sales.................................- 20 -

         SECTION 5.11.     Acquisitions............................................................- 20 -

         SECTION 5.12.     Prepayment of Indebtedness..............................................- 20 -

         SECTION 5.13.     Incurrence of Indebtedness..............................................- 20 -

         SECTION 5.14.     Change in the Nature of Business........................................- 21 -

         SECTION 5.15.     Access to Facilities....................................................- 21 -

         SECTION 5.16.     Taxes...................................................................- 21 -

         SECTION 5.17.     Reissuance of Securities................................................- 22 -

         SECTION 5.18.     Good Standing Certificates..............................................- 22 -

         SECTION 5.19.     Notice of Payment.......................................................- 23 -

         SECTION 5.20.     No Modification of IIG Loan and Interline Notes.........................- 23 -

ARTICLE VI BORROWING BASE..........................................................................- 23 -

         SECTION 6.01.     Borrowing Base..........................................................- 23 -

ARTICLE VII REGISTRATION...........................................................................- 24 -

         SECTION 7.01.     Piggyback Registration..................................................- 24 -

ARTICLE VIII INDEMNIFICATION.......................................................................- 25 -

         SECTION 8.01.     Borrower Indemnification................................................- 25 -

         SECTION 8.02.     Purchaser Indemnification...............................................- 25 -

ARTICLE IX MISCELLANEOUS...........................................................................- 25 -

         SECTION 9.01.     Expenses................................................................- 25 -

         SECTION 9.02.     Survival of Agreements..................................................- 26 -

         SECTION 9.03.     Parties in Interest.....................................................- 26 -

         SECTION 9.04.     Notices.................................................................- 26 -

         SECTION 9.05.     Governing Law...........................................................- 27 -

         SECTION 9.06.     Entire Agreement........................................................- 27 -

         SECTION 9.07.     Counterparts............................................................- 27 -

         SECTION 9.08.     Due Diligence...........................................................- 27 -


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

         SECTION 9.09.     Successors and Assigns..................................................- 28 -

         SECTION 9.10.     Amendments and Waivers..................................................- 28 -

         SECTION 9.11.     Severability............................................................- 28 -

         SECTION 9.12.     Titles and Subtitles....................................................- 28 -

         SECTION 9.13.     Jointly Drafted.........................................................- 28 -

         SECTION 9.14.     Broker's Fees...........................................................- 28 -

         SECTION 9.15.     Confidentiality.........................................................- 28 -

         SECTION 9.16.     Further Assurances......................................................- 29 -


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     THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of January
19, 2007, among PHS Group Inc., a Pennsylvania corporation (the "Borrower"), Synergy Brands Inc. (the "Parent Company") and the purchasers named in the attached Schedule 1 hereto (each individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Borrower currently has outstanding loans owed to IIG Capital LLC ("IIG") pursuant to that certain Loan and Security Agreement, entered into as of November 13, 2002, by and between the Borrower and IIG (as amended, supplemented, or otherwise modified from time to time, the "IIG Loan Agreement"); and

     WHEREAS, in connection with the IIG Loan Agreement, the Borrower granted a first priority security interest in all of the assets of the Borrower to IIG; and

     WHEREAS, the Parent Company currently has outstanding loans owed to Laurus Master Fund, Ltd. ("Laurus") pursuant to that certain (i) Secured Convertible Term Note, dated April 2, 2004, issued by the Parent Company to Laurus in the original principal amount of $1,500,000.00, (ii) Secured Convertible Term Note, dated January 25, 2005, issued by the Parent Company to Laurus in the original principal amount of $500,000.00, (iii) Secured Convertible Term Note, dated June 21, 2005, issued by the Parent Company to Laurus in the original principal amount of $500,000.00 and (iv) Secured Term Note, dated March 14, 2006, issued by the Parent Company to Laurus in the original principal amount of $1,750,000.00 (as amended, supplemented, or otherwise modified from time to time, collectively, the "Laurus Secured Note Agreements"); and

     WHEREAS, in connection with the Laurus Secured Note Agreements, Laurus was granted a security interest in all of the respective assets of the Borrower, the Parent Company and Gran Reserve Corporation ("Gran Reserve") and the obligations of the Parent Company were guaranteed by both the Borrower and Gran Reserve; and

     WHEREAS, the Borrower wishes to issue and sell to the Purchasers $6,500,000 in aggregate principal amount of its secured promissory notes (as amended, supplemented, or otherwise modified from time to time, and together with any note or notes issued in exchange for or in replacement thereof, individually, a "Secured Note" and, collectively, the "Secured Notes"); and

     WHEREAS, the Parent Company wishes to issue and sell to the Purchasers an aggregate 1,075,000 shares (the "Common Shares" and collectively with the Secured Notes, the "Securities") of common stock, par value $0.01 per share, of the Parent Company ("Common Stock"); and

     WHEREAS, as a condition to the Purchasers buying the Securities, the Parent Company and its Subsidiaries (as defined herein) have agreed to guarantee the obligations of the Borrower underlying the Loan Documents (as defined herein); and

     WHEREAS, as a condition to the Purchasers buying the Securities, the Parent Company and certain of its Subsidiaries have agreed to grant a security interest in substantially all of their respective assets to secure the obligations underlying the Loan Documents; and

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     WHEREAS,  the Borrower will use the funds  received in connection  with the purchase of the Securities by the Purchasers as follows: (i) to repay in part a portion of the outstanding debt owed to IIG pursuant to the IIG Loan Agreement and (ii) the remainder of such funds shall be used for general working capital purposes of the Borrower; and

     WHEREAS, as a condition to the Purchasers agreeing to purchase the Securities, Laurus shall agree in writing to subordinate, in favor of the Secured Notes and the security interest being granted to the Purchasers, Laurus' security interests in the assets of the Borrower, the Parent Company and Gran Reserve pursuant to the terms and conditions of a subordination and intercreditor agreement; and

     WHEREAS, subject to the foregoing recitals, the Purchasers, severally, wish to purchase the Securities on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                               ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

     SECTION 1.01. The Secured Notes. On the terms and subject to the conditions hereof, the Borrower has authorized and agreed to issue and sell to the Purchasers, in the respective principal amounts set forth in the schedule of Purchasers attached hereto in Schedule 1 (the "Schedule of Purchasers"), the Borrower's Secured Promissory Notes, due January 15, 2012 (the "Maturity Date"), in the original aggregate principal amount of $6,500,000. The Secured Notes will be substantially in the form set forth in Exhibit A hereto.

     SECTION 1.02. The Common Stock. On the terms and subject to the conditions hereof, the Parent Company has authorized and agreed to issue and sell to each Purchaser that number of Common Shares set forth opposite such Purchaser's name on the Schedule of Purchasers.

     SECTION 1.03. Purchase and Sale of the Securities. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchasers, severally and not jointly, agree to purchase, the Securities set forth opposite their respective names in the Schedule of Purchasers for the aggregate cash purchase price set forth therein. The closing of such purchase and sale (the "Closing") will be held at the office of Andrews Kurth LLP, 450 Lexington Ave., New York, NY 10017, on January 19, 2007 (the "Closing Date") at 10:00 A.M., Eastern Standard Time, or on such other date and at such time as may be mutually agreed upon. At the Closing, the Borrower will issue and deliver to each Purchaser one Secured Note, payable to the order of such Purchaser, in the principal amount set forth opposite such Purchaser's name in the Schedule of Purchasers and the Parent Company will issue and deliver to each Purchaser a stock certificate, registered in the name of such Purchaser and evidencing the number of Common Shares set opposite such Purchaser's name in the Schedule of Purchases. Such deliveries will be made against delivery to the Borrower of a wire transfer by each Purchaser to the account of the Borrower, in the amount (subject to reduction as set forth in the next sentence of this

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Section 1.03) set forth  opposite the name of such  Purchaser in the Schedule of
Purchasers under the heading "Aggregate Purchase Price for Securities". The Aggregate Purchase Price for Securities owed by each Purchaser to the Borrower has been calculated by taking into account a fee payable by the Borrower to the Purchasers equal to three percent (3.00%) of the aggregate principal amount of the Secured Notes. The amount of such fee is set forth opposite the name of each Purchaser on the Schedule of Purchasers under the heading "Fee Amount."

     SECTION 1.04. Payments and Endorsements. Payments of principal and interest on the Secured Notes will be made to the account of the respective Purchaser by wire transfer referred to in the Schedule of Purchasers attached as Schedule 1 or at such other address or account as such Purchaser may subsequently request in any notice delivered by such Purchaser to the Borrower.

     SECTION 1.05. Interest Rate for Secured Note; Payment of Principal for Secured Note. The Secured Notes will accrue interest at the rate of 11.25% per annum. Interest will be due and payable quarterly in arrears on the last day of each calendar quarter (each, an "Interest Payment Date"), with the first interest payment due March 31, 2007. Principal will be amortized over ten years and payable in equal monthly installments on the last day of each month beginning on January 31, 2007. The principal amount owed to the Purchasers under the Secured Notes and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date unless earlier redeemed pursuant to the terms and conditions set forth in Section 1.06 herein. Notwithstanding the foregoing, the interest rate set forth above shall be reduced to a rate of 11.00% per annum (the "Reduced Rate") once the Purchasers have obtained a first priority secured interest in all of the assets of the Borrower, the Parent Company and Gran Reserve. In order for the Reduced Rate to be applicable, the Parent Company and the Borrower must provide written notice to the Purchasers evidencing that all prior security interests granted to IIG in connection with or related to the IIG Loan Agreement (the "IIG Security Interests") have been duly terminated and are of no further force and effect. Such notice shall be subject to the independent confirmation of the Purchasers that in their sole discretion the IIG Security Interests have been duly terminated and are of no further force and effect. From and after the date upon which the Purchasers provide written notice to the Borrower confirming that the IIG Security Interests have been duly terminated, the Secured Notes will begin accruing interest at the Reduced Rate. In the event any payment under a Secured Note is not timely made when due, interest will accrue on such late payment at an amount equal to 18% per annum from and including the date such late payment was due to (but excluding) the date such late payment is paid to the Purchasers. All amounts payable under the Secured Notes and hereunder shall be paid in lawful money of the United States without setoff or withholding of any kind.

     SECTION 1.06. Prepayment of Secured Notes. The Secured Notes will be payable by the Borrower prior to the Maturity Date as follows (all prepayments made by the Borrower to the Purchasers under this Agreement shall be made by wire transfer of immediately available funds):

     (a) Voluntary Prepayment by the Borrower. At any time until the Secured Notes have been repaid in full, the Borrower may, at its sole option, redeem the entire outstanding principal amount of the Secured Notes (including any and all accrued but unpaid interest on such principal amount) through the date of

                                       3

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repayment on such principal amount (such entire  outstanding  principal  amount, plus all such accrued but unpaid interest, hereinafter referred to for purposes of this Section 1.06 as the "Prepayment Amount") by paying to the holders of the Secured Notes the Prepayment Amount, with such payments to be apportioned ratably among the Purchasers or their transferees according to the unpaid principal balance and accrued but unpaid interest thereon to which such payments relate; provided, however, that the Borrower shall provide the Purchasers with not less than five (5) Business Days' advance notice of any such prepayment. For purposes of this Agreement, the term "Business Day" shall mean any day of the week other than Saturday, Sunday or any other day of the week on which commercial banks in the State of New York are authorized or required by law to be closed.

     (b) Prepayment on Change of Control. At any time until the Secured Notes have been repaid in full, the Borrower will redeem the Secured Notes in their entirety upon the occurrence of a Change of Control by paying to the holders of the Secured Notes the applicable Prepayment Amount on the closing date of the Change of Control. Such payments will be apportioned ratably among the Secured Note holders according to the unpaid principal balance and accrued but unpaid interest thereon to which such payments relate. For purposes of this Section 1.06(b), "Change of Control" means the event of (i) a merger, consolidation, recapitalization or share exchange in which the holders of the voting stock of the Parent Company immediately prior to such merger, consolidation, recapitalization or share exchange will not own 50% or more of the voting stock of the continuing or surviving corporation or other entity, or the parent company of such corporation or other entity, immediately after such merger, consolidation, recapitalization or share exchange, (ii) the sale, assignment, conveyance, transfer, lease or other disposition (other than the grant of a security interest) of all or substantially all of the assets of Parent Company to any person or group of related persons, or (iii) any sale or other disposition of the voting stock of the Parent Company representing 50% or more of the total voting power of the Parent Company's outstanding capital stock in a single transaction or a series of related transactions to any person, or group of related persons.

     SECTION 1.07. Payment on Non-Business Days. Whenever any payment to be made under any Secured Note or hereunder is due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest due.

     SECTION 1.08. Registration of Secured Notes. The Borrower will maintain at its principal office a register of the Secured Notes and will record therein the names and addresses of the registered holders of the Secured Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Secured Notes. No transfer of a Secured Note will be valid unless made on such register for the registered holder or his executors or administrators or his or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Borrower. Each Secured Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Secured Note or Secured Notes, will be registered on the date of execution thereof by the Borrower and will be dated the date to which interest has been paid on such Secured Notes or Secured Note. The registered holder of a Secured Note will be that person in whose name the Secured Note has been so registered by the Borrower. A registered holder will be deemed the owner of a Secured Note for all

                                       4

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purposes  of this  Agreement  and,  subject to the  provisions  hereof,  will be entitled to the principal and interest evidenced by such Secured Note free from all equities or rights of setoff or counterclaim between the Borrower and the transferor of such registered holder or any previous registered holder of such Secured Note.

     SECTION 1.09. Transfer and Exchange of Secured Notes. The registered holder of any Secured Note may, prior to maturity or prepayment thereof, surrender such Secured Note or Secured Notes at the principal office of the Borrower for transfer or exchange; provided, however, the registered holder of any Secured Note or Secured Notes will not transfer any such Secured Note without providing notice to the Borrower. Within a reasonable time after notice to the Borrower from a registered holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered holder, the Borrower will issue in exchange therefor another Secured Note or Secured Notes, in such denominations as requested by the registered holder, for the same aggregate principal amount as the unpaid principal amount of the Secured Note or Secured Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Secured Note or Secured Notes so surrendered. Each new Secured Note will be made payable to such person or persons, or registered assigns, as the registered holder of such surrendered Secured Note or Secured Notes may designate, and such transfer or exchange will be made in such a manner that no gain or loss of principal or interest will result therefrom.

     SECTION 1.10. Replacement of Secured Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Secured Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Borrower, or, in the case of any such mutilation, upon surrender and cancellation of such Secured Note, the Borrower will issue a new Secured Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Secured Note; provided, however, if any Secured Note of which a Purchaser whose name is set forth in the Schedule of Purchasers attached as
Schedule 1, its nominee, or any of its partners is the registered holder is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer or any other authorized representative of the registered holder setting forth the circumstances with respect to such loss, theft or destruction will be accepted as satisfactory evidence thereof, and no indemnification bond or other security will be required as a condition to the execution and delivery by the Borrower of a new Secured Note in replacement of such lost, stolen or destroyed Secured Note other than the registered holder's written agreement to indemnify the Borrower.

     SECTION 1.11. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

     (a) The Borrower will fail to pay any installment of principal due on any Secured Note on the date such installment is due;

     (b) The Borrower will fail to pay any interest due on any Secured Note within five (5) calendar days of the date such payment is due;

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

     (c) Any representation or warranty made by the Borrower or the Parent Company in this Agreement, or by the Borrower or the Parent Company (or any officers of the Borrower or the Parent Company) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement will prove to have been incorrect when made in any material respect;

     (d) Any representation or warranty made by the Borrower, the Parent Company or any Subsidiary party to that certain Security, Pledge and Guaranty Agreement (as defined below), dated as of the date hereof, will prove to have been incorrect when made in any material respect;

     (e) Any representation or warranty made by the Borrower, the Parent Company or any Subsidiary party to that certain Subordination and Intercreditor Agreement, substantially in the form attached hereto as Exhibit B, dated as of the date of this Agreement, by and among the Borrower, the Parent Company, Gran Reserve, SYBR.com Inc., Laurus and the Purchasers (the "Subordination Agreement" and collectively referred to with this Agreement, the Secured Note, the Common Shares and the Security, Pledge and Guaranty Agreement as the "Loan Documents"), will prove to have been incorrect when made in any material respect;

     (f) Either the Borrower, the Parent Company, or a Subsidiary fails to perform or observe any other term, covenant or agreement contained in the Loan Documents to which it is a party or any agreement executed and delivered by the Borrower, the Parent Company, or any Subsidiary in connection with the Loan Documents and any such failure remains unremedied for ten (10) calendar days after written notice thereof will have been given to the Borrower or the Parent Company by any registered holder of the Secured Notes; provided, however, that no notice shall be required to be given by the Purchasers to the Borrower in the event that the Borrower does not comply with the covenant set forth in Section
5.20 of this Agreement and an event of default shall immediately occur upon the Borrower failing to comply with such covenant;

     (g) Laurus fails to perform or observe any term, covenant or agreement contained in the Loan Documents to which it is a party or any agreement executed and delivered by Laurus in connection with the Loan Documents and any such failure remains unremedied for ten (10) calendar days after written notice thereof will have been given to Borrower or Parent Company by any registered holder of the Secured Notes;

     (h) The Borrower, the Parent Company or any Subsidiary will fail to pay any indebtedness in excess of an aggregate of $100,000 for borrowed money (other than as evidenced by the Secured Notes) owing by the Borrower, the Parent Company or any Subsidiary or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness will become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or will fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any indebtedness in excess of an aggregate of $100,000 owing by the Borrower, the Parent Company or any Subsidiary when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness;

     (i) The Borrower, the Parent Company or any Subsidiary will be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case which is not dismissed within twenty (20) days; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

     (j) Any judgment, writ, warrant of attachment or execution or similar process will be issued or levied against the Borrower, the Parent Company or any Subsidiary or any of their respective property or other assets for more than $150,000.00 in the aggregate for all such judgments, writs, or similar process and such judgment, writ, or similar process will not be released, vacated or fully bonded within forty five (45) days after its issue or levy; or

     (k) The outstanding amount owed under the Secured Notes, taken together and in the aggregate (including principal and accrued but unpaid interest), at any time exceeds the Borrowing Base.

     then, and in any such event, any holder of any Secured Note may, by notice to the Borrower, declare the entire unpaid principal amount of the Secured Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Secured Note, all such accrued interest and all such amounts will become and be forthwith due and payable (unless there will have occurred an Event of Default under subsection 1.12(i) in which case all such amounts will automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 1.12. Cancellation of Warrants. The parties hereto agree that automatically upon the Closing Date, that any warrants issued by the Parent Company to the Purchasers shall be deemed cancelled and shall be of no further force and effect, including without limitation, that certain warrant issued by the Parent Company to Lloyd I. Miller, III which allowed the holder to acquire 31,250 shares of the common stock of the Parent Company at an exercise price of $5.00 and with an expiration date of September 30, 2012.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     The Borrower and the Parent Company each hereby represent and warrant, jointly and severally, to the Purchasers as follows (which representations and warranties are supplemented by the Parent Company's filings (the "Exchange Act Filings") under the Securities Exchange Act of 1934 (the "Exchange Act"), copies of which have been provided or made available to the Purchasers):

     SECTION 2.01. Organization, Qualifications and Corporate Power.

     (a) Each of the Borrower, the Parent Company and each Subsidiary is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Borrower, the Parent Company and each Subsidiary has the corporate power and authority to own and operate its properties and assets, and to execute and deliver, to the extent a party thereto and to the extent applicable, (i) this Agreement, (ii) the Securities to be issued in connection with this Agreement, (iii) the Security, Pledge and Guaranty Agreement, (iv) the Subordination Agreement and (v) all other agreements related to this Agreement and the Securities and referred to herein, and to issue and sell the Securities and to carry out the provisions of this Agreement and the aforementioned related agreements and to carry on its business as presently conducted. Each of the Borrower, the Parent Company and each Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

     (b) The Parent Company has no active subsidiaries with assets of any kind, other than as set forth on Schedule 2.01(b). The Parent Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other active corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity, other than as set forth on Schedule 2.01(b). Each direct and indirect Subsidiary of the Parent Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 2.01(b). For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

     SECTION 2.02. Authorization of Agreements, Etc.

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


     (a) The execution and delivery by the Borrower, the Parent Company and each applicable Subsidiary of the Loan Documents, and the performance by the Borrower, the Parent Company and each applicable Subsidiary of its obligations hereunder and thereunder, the issuance, sale and delivery of the Securities have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government,
(ii) violate the Certificate of Incorporation or the By-laws of the Borrower, the Parent Company or any Subsidiary, each as amended, (iii) violate any provision of any indenture, agreement or other instrument to which the Borrower, the Parent Company, any Subsidiary or any of its properties or assets is bound, or (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

     (b) The Securities have been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Borrower or the Parent Company, as applicable. Except as set forth on Schedule 2.02(b), the issuance, sale and delivery of the Securities are not subject to any preemptive right of shareholders of the Parent Company, the Borrower or any Subsidiary or to any right of first refusal or other right in favor of any person. When issued in accordance with this Agreement, the Common Shares will be duly authorized, validly issued, fully paid and non-assesable.

     SECTION 2.03. Validity. Each of this Agreement and the Loan Documents have been duly executed and delivered by the Borrower, the Parent Company and/or a Subsidiary, as applicable, and constitute the legal, valid and binding obligations of the Borrower, the Parent Company and/or a Subsidiary, as applicable, enforceable in accordance with their terms.

     SECTION 2.04. Authorized Capital Stock. The authorized capital stock of the Parent Company consists of 15,000,000 shares of Common Stock, $0.001 par value per share. As of the date of this Agreement, 6,484,275 shares of Common Stock were validly issued and outstanding, fully paid and nonassessable. Except as disclosed in SEC Reports (as defined below), there are no options, warrants and convertible securities of the Parent Company, and any other rights to acquire securities of the Parent Company. All outstanding securities of the Parent Company are validly issued, fully paid and nonassessable.

     SECTION 2.05. SEC Filings, Other Filings and Regulatory Compliance. The Parent Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Parent Company has delivered or made accessible to the Purchasers true, complete and accurate copies of: (a) the Parent Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, (b) the Borrower's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2006 and September 30, 2006, (c) the Borrower's definitive proxy statement dated April 27, 2006 relating to its Annual Meeting of Stockholders, and (d) all the Borrower's Current Reports on Form 8-K filed since December 31, 2005 (collectively, the "SEC Reports"). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports when filed, complied in all material respects with all applicable requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if and to the extent applicable, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to the SEC Reports. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Parent Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respect the consolidated results of operations of the Parent Company for the periods or as of the dates therein set forth in accordance with generally accepted accounting principles ("GAAP"). Such financial statements included in the SEC Reports were, at the time they were filed, consistent with the books and records of the Parent Company, the Borrower and the Subsidiaries in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. The Parent Company keeps accounting records in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Borrower are recorded in accordance with GAAP.

     SECTION 2.06. Listing. The Parent Company's Common Stock is listed for trading on the NASDAQ SmallCap Market ("NASDAQ SC") and satisfies all requirements for the continuation of such listing. The Parent Company has not received any currently effective notice that its Common Stock will be delisted from NASDAQ SC or that its Common Stock does not meet all requirements for listing.

     SECTION  2.07.  Governmental  Approvals.  Subject  to the  accuracy  of the representations and warranties of the Purchasers set forth herein, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality, including, without limitation, the SEC or NASDAQ, is or will be necessary for the valid execution, delivery and performance by the Borrower or the Parent Company of this Agreement, the issuance, sale and delivery of the Securities, other than filings pursuant to state securities laws (all of which filings have been made by the Borrower and the Parent Company, other than those which are required or permitted to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Securities.

     SECTION 2.08. Offering of the Securities. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable federal and state securities laws.

     SECTION 2.09. No Integrated Offering. Neither the Borrower, the Parent Company, nor any Subsidiary, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any related agreements to be integrated with prior offerings by the Borrower or the Parent Company for purposes of the Securities Act which would prevent the Borrower or the Parent Company from selling the Securities pursuant to Rule 506 under the Securities

Act, or any applicable exchange-related stockholder approval provisions, nor will the Parent Company, the Borrower nor any Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

     SECTION 2.10. Material Changes. Except as disclosed in any Exchange Act Filing and as set forth in Schedule 2.10 attached hereto, since September 30, 2006, there has not been (i) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Borrower, the Parent Company or any Subsidiaries, which individually or in the aggregate has had, or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Borrower, the Parent Company or any Subsidiaries, taken individually and as a whole (a "Material Adverse Effect");
(ii) any resignation or termination of any officer, key employee or group of employees of the Borrower, the Parent Company or any of its Subsidiaries; (iii) any material change, except in the ordinary course of business, in the contingent obligations of the Borrower, the Parent Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;
(iv) any damage, destruction or loss, whether or not covered by insurance, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (v) any waiver by the Borrower, the Parent Company or any Subsidiaries of a valuable right or of a material debt owed to it; (vi) any direct or indirect loans made by the Borrower, the Parent Company or any Subsidiaries to any stockholder, employee, officer or director of the Borrower, the Parent Company or any Subsidiaries, other than advances made in the ordinary course of business; (vii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Parent Company or any of its Subsidiaries; (viii) any declaration or payment of any dividend or other distribution of the assets of the Parent Company or any of its Subsidiaries; (ix) any debt, obligation or liability incurred, assumed or guaranteed by the Parent Company or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business; (x) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Parent Company or any of its Subsidiaries; (xi) any change in any material agreement to which the Borrower or the Parent Company is a party or by which it is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (xii) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 2.11. Litigation. Except as disclosed in Schedule 2.11 attached hereto, there is no action, suit, proceeding or investigation pending or, to the Borrower or the Parent Company's knowledge, currently threatened against the Parent Company or any of its Subsidiaries that questions the validity of this Agreement or the right of the Borrower or the Parent Company to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Borrower or the Parent Company. The foregoing includes, without limitation, actions pending or, to the Borrower's or Parent Company's knowledge, threatened involving the prior employment of any of the Borrower's or Parent Company's employees or their use in connection with the Borrower's or Parent Company's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Parent Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental authority. Except as disclosed in Schedule 2.11 attached hereto, there is no action, suit, proceeding or investigation by the Parent Company or any of its Subsidiaries currently pending or which the Parent Company or any of its Subsidiaries currently intends to initiate, which could reasonably be expected to have a Material Adverse Effect.

     SECTION 2.12. Ownership of Property; Liens. Except as set forth on Schedule
2.12 attached hereto, each of the Parent Company and each of its Subsidiaries has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) those resulting from taxes which have not yet become delinquent; (b) minor liens and encumbrances which it is to the Borrower's and Parent Company's belief do not materially detract from the value of the property subject thereto or materially impair the operations of the Borrower or any of its Subsidiaries; and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Parent Company and its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 2.12 attached hereto, the Parent Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     SECTION 2.13. Intellectual Property Rights. To the best of its knowledge, the Parent Company and its Subsidiaries owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the "Intellectual Property"). Except as set forth in Schedule 2.13 attached hereto, there are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Parent Company or its Subsidiaries bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as set forth in Schedule 2.13 attached hereto, there is no claim or action or proceeding pending or, to the Borrower or Parent Company's knowledge, threatened that challenges the right of the Parent Company or its Subsidiaries with respect to any Intellectual Property. Except as set forth in Schedule 2.13 attached hereto, to the knowledge of the Borrower and the Parent Company, the Parent Company's and its Subsidiaries' Intellectual Property does not infringe upon any intellectual property rights of any other person which, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

     SECTION 2.14. Insurance. The Parent Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Parent Company and its Subsidiaries believe to be prudent and customary in the businesses in which the Parent Company and its Subsidiaries are engaged.

     SECTION 2.15. Compliance with Other Instruments. Neither the Parent Company nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Loan Documents by the Parent Company and its Subsidiaries, to which it is a party, and the issuance and sale of the Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision or result in the suspension, revocation, impairment, forfeiture or nonrenawal of any permit, license, authorization or approval applicable to the Parent Company or its Subsidiaries, its businesses or operations or any of its assets or properties.

     SECTION 2.16. Tax Returns and Payments. The Parent Company and its Subsidiaries have timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Parent Company and its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule 2.16 attached hereto neither the Parent Company nor any of its Subsidiaries has been advised: (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. Neither the Parent Company nor any of its Subsidiaries has knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     SECTION 2.17. Environmental and Safety Laws. Neither the Parent Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation has had, or could reasonably be expected to have, either individually or in the aggregate with all other such violations, a Material Adverse Effect and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     SECTION 2.18. ERISA. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder:
(i) neither the Parent Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")); (ii) the Parent Company and its Subsidiaries have met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither the Parent Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither the Parent Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than the Parent Company's or such Subsidiary's employees; and (v) neither the Parent Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     SECTION 2.19. Brokers. The Parent Company and its Subsidiaries have not employed, and are not subject to the valid claim of, any broker, finder,

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consultant  or  other   intermediary   in  connection   with  the   transactions
contemplated hereby who might be entitled to a fee or commission from the Parent Company or its Subsidiaries in connection with such transactions.

     SECTION 2.20. Labor Relations. No labor or employment dispute exists or, to the knowledge of the Borrower or Parent Company, is imminent or threatened, with respect to any of the employees or consultants of the Parent Company or any Subsidiary that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 2.21. Customers. Except as disclosed in Schedule 2.21, neither the Parent Company nor any Subsidiary has received any actual notice that any of its top ten (10) customers has ceased, or intends to cease, to use its services, or has substantially reduced, or intends to substantially reduce, the use of such services at any time.

     SECTION 2.22. Solvency. Based on the consolidated financial condition of the Parent Company and the Subsidiaries as of the date hereof, (i) the fair saleable value of the Parent Company and its Subsidiaries assets exceeds the amount that will be required to be paid on or in respect of the Parent Company's and its Subsidiaries existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Parent Company's and its Subsidiaries' assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Parent Company and its Subsidiaries, projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Parent Company and its Subsidiaries, together with the proceeds the Parent Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid.

     SECTION 2.23. Representations Complete. The representations and warranties made by the Borrower and the Parent Company in this Agreement, and the statements made in any certificates furnished by the Borrower and the Parent Company pursuant to this Agreement, taken as a whole, do not contain and will not contain, as of their respective dates and as of the Closing, any untrue statement of a material fact or omit to state any material fact necessary in order to make such statements, taken as a whole, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser severally, and not jointly, represents and warrants to the Borrower and Parent Company that:

     SECTION 3.01. Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on

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

Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable and legal remedies.

     SECTION 3.02. Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by it under this Agreement. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Borrower and the Parent Company regarding the Parent Company and its Subsidiaries' business, management and financial affairs and the terms and conditions of the offering, and the Securities and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

     SECTION 3.03. Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent Company and its Subsidiaries so that it is capable of evaluating the merits and risks of its investment in the Parent Company and its Subsidiaries and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

     SECTION 3.04. Acquisition for Own Account. The Purchaser is acquiring the Securities for the Purchaser's own account for investment only, and not with a view towards or for resale in connection with their distribution in violation of the Securities Act.

     SECTION 3.05. Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement. Purchaser is aware of no publication or any advertisement in connection with the transactions contemplated in the Agreement.

     SECTION 3.06. Accredited Investor. Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     SECTION 3.07. Legends.

     (a) The Secured Notes shall bear substantially the following legend:

     "THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. ANY TRANSFER OF SUCH SECURITY WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

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

     (b) The Common Shares shall bear substantially the following legend:

     "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNLESS SUCH TRANSACTION IN EXEMPT FROM, OR NOT SUBJECT TO SUCH REGISTRATION."

                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

     The obligation of each Purchaser to purchase and pay for the Securities being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

     SECTION 4.01. Security, Pledge and Guaranty Agreement. A Security, Pledge and Guaranty Agreement, dated as of the date hereof, by and among the Borrower, Parent Company, Gran Reserve, SYBR.com Inc., NYCE North America Inc., Quality Food Brands, Inc., Dealbynet.com, Net Cigar.Com Inc., and the Purchasers (the "Security, Pledge and Guaranty Agreement"), in substantially the form attached as Exhibit C and all related financing statements and other similar instruments and documents, will have been executed and delivered to the Purchasers by a duly authorized officer of the Parent Company and a duly authorized officer of each of the Subsidiaries party thereto and the Purchasers shall have received all of the share certificates evidencing all of the equity interest in the Subsidiaries, together with stock powers, undated and executed in blank.

     SECTION 4.02. Subordination Agreement. The Subordination Agreement by and among the Borrower, the Parent Company, Gran Reserve, SYBR.com Inc., Laurus and the Purchasers, dated as of the Closing Date, will have been executed and delivered to the Purchasers by a duly authorized officer of the Parent Company and a duly authorized officer of each of the Subsidiaries party thereto.

     SECTION 4.03. Legal Opinion. The Purchasers will have received an opinion of the Borrower's and Parent Company's counsel, dated as the Closing Date, with respect to legal matters customary for transactions of this type, in a form reasonably acceptable to the Purchasers.

     SECTION 4.04. Representations and Warranties to be True and Correct. The representations and warranties contained in Article II will be true, complete and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that the representation or warranty speaks to a specific date), and the Chief Executive Officer and Chief Financial Officer of the Borrower and Parent Company will have certified to such effect to the Purchasers in writing.

     SECTION 4.05. Performance. The Borrower and Parent Company will have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the Chief Executive Officer and Chief Financial Officer of the Borrower and Parent Company will have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

     SECTION 4.06. All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Parent Company and its Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     SECTION 4.07. Borrowing Base Certificate. Each Purchaser and his or its counsel will have received a Borrowing Base Certificate (as hereinafter defined) calculated pursuant to the terms and conditions set forth in Article VI of this Agreement and such Borrowing Base Certificate will show that the aggregate principal amount outstanding at the time of the Closing under the Secured Notes, taken together, is less than the Borrowing Base as set forth in such Borrowing Base Certificate.

     SECTION 4.08. Consent and Waiver. The Purchasers will have received a consent and waiver document duly executed by an authorized signatory on behalf of Laurus, whereby Laurus waives any limitation or restriction set forth in the Laurus Secured Note Agreements to the sale by the Parent Company and the Borrower of the Securities to the Purchasers pursuant to this Agreement and whereby Laurus also waives any right of first refusal that Laurus may have pursuant to the Laurus Secured Note Agreements, in a form reasonably acceptable to the Purchasers.

     SECTION 4.09. Control Agreement. The Purchasers will have received a control agreement duly executed and agreed upon by and among North Fork Bank, the Borrower, Gran Reserve and Purchasers, whereby the Purchasers will have received a perfected security interest in certain deposit accounts established by the Borrower and Gran Reserve at such bank, in a form reasonably acceptable to the Purchasers.

     SECTION 4.10. Supporting Documents. The Purchasers and their counsel will have received copies of the following documents:

     (i) (A) the Certificate of Incorporation of the Parent Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware, (B) the Certificate of Incorporation of the Borrower, as amended, certified as of a recent date by the Secretary of State of the State of Pennsylvania, (C) a certificate of said Secretaries dated as of a recent date as to the due incorporation and good standing of the Parent Company and Borrower, the payment of all excise taxes by the Parent Company and Borrower and listing all documents of the Parent Company and Borrower on file with said Secretary;

     (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower and Parent Company dated as of the Closing Date and certifying:
(A) that attached thereto is a true and complete copy of the Bylaws of the Borrower and Parent Company as in effect on the date of such certification;
(B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Borrower and Parent Company authorizing the execution, delivery and performance of this Agreement and the Loan Documents, the issuance, sale and delivery of the Securities, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Borrower and Parent Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) and (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Borrower and Parent Company executing any of the Loan Documents and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Borrower and Parent Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

     (iii) such additional supporting documents and other information with respect to the operations and affairs of the Borrower and Parent Company as the Purchasers or their counsel reasonably may request.

     All such documents will be satisfactory in form and substance to the Purchasers and their counsel.

                                   ARTICLE V

                COVENANTS OF THE BORROWER AND THE PARENT COMPANY

     The Borrower and Parent Company agree that, so long as any Secured Notes are outstanding, except to the extent compliance in any case or cases is waived in writing by the Purchasers:

     SECTION 5.01. Financial Statements, Reports, Etc. The Parent Company will furnish to each Purchaser:

     (a) within ninety (90) days after the end of each fiscal year of the Parent Company a consolidated balance sheet of the Parent Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Parent Company;

     (b) within sixty (60) days after the end of each fiscal quarter in each fiscal year a consolidated balance sheet of the Parent Company and its
Subsidiaries and the related consolidated statements of income unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Parent Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter;

     (c) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
Section 2.11 of this Agreement that could materially adversely affect the Parent Company or any of its Subsidiaries;

     (d) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Parent Company sends or makes available to its stockholders or directors or files with the SEC;

     (e) within twenty (20) days after the end of each fiscal quarter a Borrowing Base Certificate based upon a date of determination of the last date of such fiscal quarter prepared in accordance with GAAP and Article VI hereof; and

     (f) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Parent Company and its Subsidiaries as such Purchaser reasonably may request.

     Notwithstanding this Section 5.01, so long as the Parent Company is required to make filings pursuant to the Exchange Act and makes such filings in a timely manner, the Parent Company will be deemed to have furnished to the Purchasers the financial statements and other reports required by this
Section 5.01; provided, however, that the foregoing shall not apply to the clauses (c) and (e) above.

     SECTION 5.02. Corporate Existence; Maintenance of Business. The Parent Company and the Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its existence. The Parent Company will, and will cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.03. Listing. The Parent Company shall maintain the listing of the Common Stock on the NASDAQ Small Cap (the "Principal Market") so long as any other shares of Common Stock shall be so listed. The Parent Company will maintain the listing of its Common Stock on the Principal Market, and will comply in all material respects with the Parent Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

     SECTION 5.04. Properties, Insurance. The Parent Company and its Subsidiaries will maintain as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     SECTION 5.05. Use of Proceeds. The Borrower will use the proceeds from the sale of the Securities as set forth on Schedule 5.05 attached hereto.

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

     SECTION 5.06. Compliance with Laws. The Parent Company and its Subsidiaries will comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     SECTION 5.07. Keeping of Records and Books of Account. The Parent Company and its Subsidiaries will keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Parent Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business will be made.

     SECTION 5.08. Dividends and Certain Other Restricted Payments. The Parent Company will not, nor will it permit any of its Subsidiaries to directly or indirectly declare or pay any dividends, other than (i) dividends paid to the Borrower or any of its wholly-owned Subsidiaries or (ii) dividends paid in connection with preferred stock currently issued and outstanding by the Parent Company.

     SECTION 5.09. Capital Expenditures. The Parent Company will not, nor will it permit any of its Subsidiaries to, incur any Capital Expenditures other than in the ordinary course consistent with past practice. For purposes of this Agreement, "Capital Expenditures" means, with respect to any person or entity for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such person or entity during that period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such person or entity in accordance with GAAP.

     SECTION 5.10. Mergers, Consolidations and Asset Sales. The Parent Company will not, nor will it permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets. Provided that no Event of Default has occurred, nothing contained in this Section 5.10 shall be deemed to prohibit the Parent Company and its Subsidiaries from the sale of inventory in the ordinary course of business.

     SECTION 5.11. Acquisitions. The Parent Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, acquire all or any substantial part of the assets or business of any other entity or division thereof.

     SECTION 5.12. Prepayment of Indebtedness. The Parent Company will not, nor will it permit any of its Subsidiaries, to prepay any indebtedness for borrowed money; provided, however, that this Section 5.12 will not prohibit the Borrower from prepaying the Secured Notes pursuant to the terms of this Agreement or paying the indebtedness for borrowed money owed to IIG Capital LLC pursuant to the IIG Loan Agreement.

     SECTION 5.13. Incurrence of Indebtedness. The Borrower and Parent Company will not and will not permit any of its Subsidiaries to (i) create, incur, assume or suffer to exist any indebtedness, or issue or suffer to exist any

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

preferred equity interests (exclusive of unsecured trade debt and debt incurred to finance the purchase of equipment and/or inventory in the ordinary course of business) whether secured or unsecured; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by the Parent Company or any of its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause; provided, however, that the foregoing limitation shall not apply to (x) the Borrower's indebtedness to the Purchasers hereunder, (y) indebtedness and preferred equity interests set forth on Schedule
5.13 attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchasers than the indebtedness or preferred equity interests being refinanced or replaced, (z) additional indebtedness incurred, and/or preferred equity issuances issued (with the amount of such preferred equity interests to equal the greater of the liquidation preference with respect thereto and the maximum fixed repurchase price with respect thereto), not to exceed one million dollars ($1,000,000.00) in the aggregate at any time outstanding, so long as the obligation of the Borrower, the Parent Company and/or any of its Subsidiaries to repay such indebtedness and/or redeem such preferred equity interests incurred or issued, as the case may be, pursuant to this clause (z), shall be unsecured and expressly subordinated (in writing in a form acceptable to the Purchasers in the
Purchasers sole discretion) to the Borrower, Parent Company's and its Subsidiaries' obligations to the Purchasers under this Agreement and the Loan Documents, including, without limitation, its obligation to payment in full of the Secured Notes.

     SECTION 5.14. Change in the Nature of Business. The Parent Company will not, nor will it permit any of its Subsidiaries to, engage in any business or activity other than the general nature of the business engaged in by it as of the Closing Date or discontinue its engagement in any business or activity engaged in by it as of the Closing Date.

     SECTION 5.15. Access to Facilities. As long as any principal, interest and fees with respect to the Secured Notes remain outstanding, each of the Parent Company and each of its Subsidiaries will permit any representatives designated by the Purchasers (or any successor of the Purchasers), upon reasonable advance notice and during normal business hours reasonably convenient to the Parent Company, its Subsidiaries and/or representatives of the Parent Company and/or any of its Subsidiaries that are responsible for the maintenance of such records at such person's expense and accompanied by a representative of the Parent
Company and/or the applicable Subsidiary, to (a) visit and inspect any of the properties of the Parent Company or any of its Subsidiaries, (b) examine the corporate and financial records of the Parent Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom, and (c) discuss the affairs, finances and accounts of the Parent Company or any of its Subsidiaries with the directors, officers and independent accountants of the Parent Company or any of its Subsidiaries. Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries will provide any material, non-public information to the Purchasers unless the Purchasers sign a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

     SECTION 5.16. Taxes. The Parent Company and its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Parent Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Parent Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Parent Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     SECTION 5.17. Reissuance of Securities. The Parent Company agrees to reissue certificates representing the Common Shares without the legends set forth above at such time as: (a) the holder thereof is permitted to dispose of such Common Shares pursuant to Rule 144(k) under the Securities Act; or (b) upon resale subject to an effective registration statement after such Common Shares are registered under the Securities Act. The Parent Company agrees to cooperate with the Purchasers in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions deemed reasonably necessary by the Purchasers (at the Parent Company's cost) to allow such resales provided the Parent Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any, and the Parent Company and its counsel are reasonably satisfied with the validity of such representations.

     SECTION 5.18. Good Standing Certificates. To the extent that any good standing certificate for any applicable jurisdiction has not been provided to the Purchasers on the Closing Date, the Parent Company and/or the Borrower shall provide a good standing certificate for each of the Parent Company and its Subsidiaries to the Purchasers as soon as possible and in no event later than three (3) months after the Closing Date. In the event, the Purchasers do not receive a good standing certificate for any entity referred to in the immediately preceding sentence, the Parent Company shall issue 50,000 shares of Common Stock pro rata to the Purchasers (based on the principal amount of such Purchaser's Secured Note then outstanding) and deliver to each Purchaser registered in such Purchaser's name and evidencing the number of shares of Common Stock so issued to such Purchaser a physical stock certificate; provided, further, that in the event that the Parent Company and/or the Borrower do not satisfy the obligations set forth in this section within nine (9) months of the Closing Date, the Parent Company shall issue an additional 50,000 shares of Common Stock pro rata to the Purchasers (based on the principal amount of such Purchaser's Secured Note then outstanding) and deliver to each Purchaser registered in such Purchaser's name and evidencing the number of shares of Common Stock so issued to such Purchaser a physical stock certificate; and provided, further, that in the event that the Parent Company and/or the Borrower do not satisfy the obligations set forth in this section within fifteen (15) months of the Closing Date, the Parent Company shall issue a further additional 50,000 shares of Common Stock pro rata to the Purchasers (based on the principal amount of such Purchaser's Secured Note then outstanding) and deliver to each Purchaser registered in such Purchaser's name and evidencing the number of shares of Common Stock so issued to such Purchaser a physical stock certificate. The Parent Company covenants and agrees that all shares to be issued in connection with the obligations set forth in this section when issued will be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens, charges, restrictions, claims and encumbrances of any kind whatsoever.

     SECTION 5.19. Notice of Payment. The Borrower shall promptly provide written notice to the Purchasers once the Borrower has paid in full and satisfied all obligations owed to (i) IIG under the IIG Loan Agreement and (ii) Lawrence K. Fleischman, Edmond O' Donnell, and DBMK Partners, Ltd. under those certain secured promissory notes (the "Interline Notes") currently existing and outstanding as of the date of this Agreement. In no event shall the written notice to be provided by the Borrower to the Purchasers, referenced in the immediately preceding sentence, exceed five (5) calendar days from and after the date that either of the foregoing obligations are paid in full.

     SECTION 5.20. No Modification of IIG Loan and Interline Notes. The Borrower agrees not to amend, supplement or otherwise modify the existing terms under either the IIG Loan Agreement or the Interline Notes without first obtaining the prior written consent of the Purchasers.

                                   ARTICLE VI

                                 BORROWING BASE

     SECTION 6.01. Borrowing Base. The following terms shall have the definitions set forth below in connection with this Section. All other terms which are not specifically defined herein shall have the meanings provided in the UCC (as hereinafter defined) to the extent the same are used herein. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

     (a) "Borrowing Base" means the sum of (a) 85% of the Net Face Amount of Borrower's Eligible Accounts and (b) the sum of (i) 50% of the liquidation value of Eligible Inventory and (ii) 50% of the invoice cost of Eligible Goods in Transit.

     (b) "Borrowing Base Certificate" means a certificate, completed and signed by Borrower calculating the Borrowing Base, in the form annexed hereto as Exhibit D.

     (c) "Eligible Account" means an Account subject to Purchasers' first priority, perfected security interest, but excluding the following: (i) any Account which remain uncollected for more than 60 days from invoice date (each a "Delinquent Account"); (ii) any Account due from an Account Debtor that is insolvent; (iii) any Account due from an Account Debtor affiliated with Borrower in any manner; (iv) any Account which is not unconditionally due and owing; (v) any Account with respect to which the Account Debtor is not a resident or citizen of, located in, or subject to service of process in, the United States, and which are not either (A) covered by credit insurance in form and amount, and by an insurer, satisfactory to Purchaser, or (B) supported by one or more letters of credit issued by a financial institution, acceptable to Purchaser;
(vi) any Account due from an Account Debtor who is any national, federal state or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof, except where the Account Debtor is bound to make payment directly to Purchaser; (vii) Accounts due from an Account Debtor as to which 25% percent or more of the aggregate dollar amount of all outstanding Accounts owing from such Account Debtor are Delinquent Accounts;

(viii) that portion of Accounts due from an Account Debtor which is in excess of 30% percent of Borrower's aggregate dollar amount of all outstanding Accounts Receivable; (ix) Accounts which are not free of all liens, encumbrances, charges, rights and interest of any kind, except in favor of Purchasers and Laurus; and (x) Accounts which are supported or represented by a promissory note, post-dated check or letter of credit unless Lender holds a first perfected security interest therein.

     (d) "Eligible Goods in Transit" means Inventory of the Borrower not in Borrower's possession and evidenced by (a) an invoice from the supplier of such inventory to Borrower, (b) a bill of lading showing the shipment of such goods to Borrower, and (c) proof of insurance coverage on such inventory by an insurance carrier and in an amount not less than 100% of the value of such inventory.

     (e) "Eligible Inventory" means Inventory of Borrower which is: (i) subject to Purchasers' first priority, perfected security interest; (ii) not owned by Borrower for more than ninety days; and (iii) otherwise acceptable to Purchaser in its sole discretion.

     (f) "Net Face Amount" means with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions and claims to which the Account Debtor is entitled.

     (g) "UCC" means the Uniform Commercial Code as in effect in the state of New York at the date on which a determination thereunder is to be made.

                                  ARTICLE VII

                                  REGISTRATION

     SECTION 7.01. Piggyback Registration. If the Parent Company proposes to register (including for this purpose a registration effected by the Parent Company for stockholders other than the Purchasers) the sale of any of its securities under the Securities Act, then the Parent Company will promptly give the Purchasers written notice thereof and will use its reasonable best efforts to include in such registration all or any part of the Common Shares issued by the Parent Company to the Purchasers hereto and any other restricted securities that may be or may have previously been issued by the Parent Company to the Purchasers hereto and any affiliates of the Purchasers (collectively, the "Registrable Securities"). Each Purchaser must give its request for registration under this paragraph to the Parent Company in writing within 10 business days after receipt from the Parent Company of notice of such pending registration. If the registration for which the Parent Company gives notice is a public offering involving an underwriting, the Parent Company will so advise the Purchasers as part of the above-described written notice. In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' judgment, such limitation would be necessary to effect an orderly public distribution, then the Parent Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which the Purchasers have requested inclusion hereunder. Any exclusion of Registrable Securities will be made pro rata among all holders of the Parent Company's securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. However, the Parent Company will not exclude any Registrable Securities unless the Parent Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of such securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.01. Borrower Indemnification. The Borrower and the Parent Company agree to jointly and severally indemnify, hold harmless, reimburse and defend the Purchasers, each of the Purchasers' officers, directors, agents, affiliates, employees, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchasers which results, arises out of or is based upon: (i) any misrepresentation by the Parent Company or any of its Subsidiaries or breach of any warranty by the Parent Company or any of its Subsidiaries in this Agreement, any other Loan Document or in any exhibits or schedules attached hereto or thereto, in each case, in any material respect; or (ii) any breach or default in performance by the Parent Company or any of its Subsidiaries of any covenant or undertaking to be performed by Parent Company or any of its Subsidiaries hereunder, under any other Loan Document or any other agreement entered into by the Parent Company and/or any of its Subsidiaries and Purchaser relating hereto or thereto, in each case, in any material respect.

     SECTION 8.02. Purchaser Indemnification. Each Purchaser agrees to severally, and not jointly, indemnify, hold harmless, reimburse and defend the Borrower and the Parent Company and each of the Borrower's and Parent Company's officers, directors, agents, affiliates, control persons and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Borrower or Parent Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Loan Document, in each case, in any material respect; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Borrower, the Parent Company and Purchaser relating hereto, in each case, in any material respect.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions will be consummated; provided, however, that the Borrower and Parent Company will pay a fee to the Purchasers in an amount equal to 3% of the aggregate original principal amount set forth in the Secured Notes issued by the Borrower to the Purchasers pursuant to the terms and conditions of this Agreement. The Borrower and Parent Company shall also promptly pay upon demand the fees and disbursements of Purchasers' counsel incurred in connection with any amendments, modifications, supplements or waivers in connection with this Agreement or any ancillary document related thereto. The Parent Company and/or the Borrower shall also promptly pay upon demand the fees and disbursements of Purchasers' counsel incurred in connection with performing annual due diligence to confirm the good standing of the Parent Company and its Subsidiaries. Such fee amount connected solely to the immediately foregoing sentence shall be capped at an annual amount of $5,000.

     SECTION 9.02. Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement and the Loan Documents or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents, and the issuance, sale and delivery of the Securities.

     SECTION 9.03. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers will inure to the benefit of any and all subsequent holders from time to time of the Securities.

     SECTION 9.04. Notices. All notices, requests, consents and other communications hereunder will be in writing and will be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or recognized overnight courier service, addressed as follows:

         if to the Borrower or Parent Company:

         PHS Group Inc.
         Synergy Brands Inc.
         Attn:  Mair Faibish
         223 Underhill Blvd.
         Syosset, New York 11791
         Telephone:  516-714-8200
         Facsimile:  801-340-6434
         E-mail:  mf@sybr.com

         with a copy to:

         Randall J. Perry, Esq.
         44 Union Avenue
         P.O. Box 108
         Rutherford, NJ 07070
         Facsimile:  201-939-7348

         If to any Purchaser:

         Lloyd I. Miller, III
         4550 Gordon Drive
         Naples, Florida, 34102
         Facsimile:  (239) 262-8025

         with a copy to:

         Paul N. Silverstein, Esq.
         Andrews Kurth LLP
         450 Lexington Avenue
         New York, NY 10017
         fax:  (212) 850-2929

     SECTION 9.05. Governing Law. THIS AGREEMENT AND EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH LOAN DOCUMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE BORROWER AND PARENT COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY, ENFORCEABILITY OR MEANING OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

     SECTION 9.06. Entire Agreement. This Agreement, including the schedules and exhibits hereto and the Loan Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All schedules and exhibits hereto are hereby incorporated herein by reference. There are no other agreements of the parties and no party is relying on any representations of the other not expressly set forth herein or any ancillary document related hereto or thereto.

     SECTION 9.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     SECTION 9.08. Due Diligence. The parties hereto acknowledge and agree that the Purchasers' due diligence review of any information related to the transactions contemplated hereby and any information received by the Purchasers in connection therewith or otherwise in connection with the transactions contemplated herein shall not in any manner limit the Purchasers' right to rely on the representations, warranties, indemnification obligations and other covenants of the Borrower and Parent Company set forth herein and in the other Loan Documents.

     SECTION 9.09. Successors and Assigns. Purchasers may sell, assign, grant a participation in, or otherwise transfer all or any portion of its interest in the Loan Documents provided that the Purchasers provide notice to the Borrower and Parent Company of such transfer. The Borrower and Parent Company may not delegate their respective obligations under this Agreement nor the Loan Documents without the prior written consent of the Purchasers.

     SECTION 9.10. Amendments and Waivers. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties, and no waiver of any provision of this Agreement, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party to exercise, and no delay in exercising, any right or remedy under the Loan Documents shall operate as a waiver by such party, nor shall any single or partial exercise of any right or remedy under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each party provided herein
(a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law and (b) are not conditional or contingent on any attempt by such party to exercise any of its rights or remedies under any other related document or against the other party or any other entity.

     SECTION 9.11. Severability. If any provision of this Agreement will be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement will not be affected thereby.

     SECTION 9.12. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 9.13. Jointly Drafted. This Agreement and the other Loan Documents shall be deemed to have been jointly drafted by the parties hereto and thereto and no provision of it shall be interpreted or construed for or against another party because such party actually or purportedly prepared or requested such provision, any other provision or the Agreement or Loan Documents as a whole.

     SECTION 9.14. Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

     SECTION 9.15. Confidentiality. Except as expressly provided below, no party will make, issue or release any public announcement, press release, statement or acknowledgment (collectively, "Public Announcement") of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated hereby, without the prior written consent of the other party as to the content and time of release of and the media in which such Public Announcement is to be made; provided, however, that in the case of a Public Announcement which a party is required by law to make, issue or release, the making, issuing or releasing of any such Public Announcement, by a party so required to do so will not constitute a breach if such party has given, to the extent reasonably possible, not less than two (2) business days prior notice to the other party, and has attempted, to the extent reasonably possible, to allow the other party to review and approve such Public Announcement; provided further, however, that upon the Parent Company's making of Public Announcement regarding the existence of, or the terms, conditions and status of, the transactions contemplated hereby, whether pursuant to the filing of a Form 8-K or otherwise, subject to the consent of the Parent Company, which consent may not be unreasonably withheld, the Purchasers may advertise the closing of the transactions contemplated by this Agreement, and make appropriate announcements of the financial arrangements entered into among the parties hereto, including, without limitation, announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as the Purchasers will deem reasonably appropriate.

     SECTION 9.16. Further Assurances. The Borrower and Parent Company agree and agree to cause its Subsidiaries to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as any Purchaser may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Borrower and Parent Company and the Purchasers have executed this Securities Purchase Agreement as of the day and year first above written.

                             SYNERGY BRANDS INC., as Parent Company

                             By:
                                  -------------------------------------
                             Name:
                                  -------------------------------------
                             Title:
                                   -------------------------------------


                             PHS GROUP INC., as Borrower

                             By:
                                  -------------------------------------
                             Name:
                                  -------------------------------------
                             Title:
                                   -------------------------------------

PURCHASERS:

LLOYD I. MILLER, III


By:
--------------------------
Name: Lloyd I. Miller, III

MILFAM I L.P.

By:  Milfam LLC
Its:  General Partner

By:
---------------------------
Name:  Lloyd I. Miller, III
Title:  Manage